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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the incorporation by reference in this Registration Statement of Borg-Warner Security Corporation on Form S-8 pertaining to the Borg-Warner Security Corporation Executive Officer Incentive Plan, Borg-Warner Security Corporation Performance Share Plan, and Borg-Warner Security Corporation 1993 Stock Incentive Plan of our reports dated February 4, 1997 appearing in and incorporated by reference in the Annual Report on Form 10-K of Borg-Warner Security Corporation for the year ended December 31, 1996.



/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP
Chicago, Illinois

August 27, 1997